
                                                                     EXHIBIT (1)



                         BERKOWITZ DICK POLLACK & BRANT
                         ------------------------------
                 CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS, LLP




Please  direct  mail  to  Miami  office:
200 South Biscayne Boulevard                                   515 East Las Olas  Boulevard
Sixth  Floor                                                   Fifteenth  Floor
Miami,  Florida  33131-5310                                    Fort Lauderdale,  Florida  33301-2281
Telephone:   305-370-7000                                      Telephone:954-712-7000
Toll  Free:  800-999-ICPA  (1272)                              Toll Free: 800-999-ICPA  (1272)
Fax:         305-379-8200                                      Fax: 954-712-7070

                                 August 18, 2003




Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

     RE:  TMI  Holdings,  Inc.

     We have read the statements that we understand TMI Holdings, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                              Yours  truly,

                              /s/  Berkowitz  Dick  Pollack  &  Brant

                              Berkowitz  Dick  Pollack  &  Brant
                              Certified  Public  Accountants  & Consultants, LLP


